EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
The Hershey Company:

We consent to the incorporation by reference in the registration statements (File No. 333‑205269, File No. 333-174123, File No. 333-143764, File No. 333-107706, File No. 333-72112, File No. 333-72100, File No. 333-52509, and File No. 333-25853) on Forms S-3 and S-8 of The Hershey Company of our report dated February 21, 2017, except for the classification adjustments to the Consolidated Statements of Cash Flows related to the adoption of Accounting Standards Update 16-009, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, described in Note 1, as to which the date is February 27, 2018, and the classification adjustments related to the adoption of Accounting Standards Update 2017-07, Compensation-Retirement Benefits (Topic 715), described in Note 1 as to which the date is May 25, 2018, with respect to the consolidated balance sheet of The Hershey Company and subsidiaries as of December 31, 2016, the related consolidated statements of income, comprehensive income, cash flows, and stockholders’ equity for each of the years in the two-year period ended December 31, 2016, and the related financial statement schedule, which report appears in this Current Report on Form 8‑K of The Hershey Company.

/s/ KPMG LLP

New York, New York
May 25, 2018